UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
December 10, 2025
Date of Report (Date of Earliest Event Reported)
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Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-7120	74-1677284

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1 Executive Drive, Suite 303
Chelmsford, MA 01824
(512) 434-1100
(Address of principal executive offices and Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HHS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Certain Officers
On December 8, 2025, Robert T. Wyman, the Company’s General Counsel and a named executive officer, notified Harte Hanks, Inc. (the “Company”) of his decision to retire, effective as of December 22, 2025. Mr. Wyman’s retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
In connection with his retirement, Mr. Wyman and the Company expect to enter into a standard separation agreement that will not provide for any severance, bonus, equity award, or other compensatory payment, and that will contain only customary provisions relating to cooperation, confidentiality, and waiver of claims. The agreement is not expected to contain any material terms requiring disclosure under Item 5.02(e) of Form 8-K. The Company will make an announcement once a successor has been appointed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTE HANKS, INC.

Date: December 10, 2025	By:	/s/ David Garrison
David Garrison Chief Financial Officer